Exhibit 10.3
THIRD AMENDMENT TO
M.D.C. HOLDINGS, INC.
2001 EQUITY INCENTIVE PLAN
     The following Third Amendment to the M.D.C. Holdings, Inc. 2001 Equity Incentive Plan, effective March 26, 2001 (the “Plan”), was adopted by the Compensation Committee of M.D.C. Holdings, Inc. on April 23, 2008, conditioned upon and to became effective upon shareowner approval of the Second Amendment to the Plan at the annual meeting on April 29, 2008. Capitalized terms used herein shall have the meanings ascribed in the Plan, unless otherwise defined herein.
     The following Section 16.4 is added to Article XVI of the Plan:
ARTICLE XVI
PLAN AMENDMENT, MODIFICATION AND TERMINATION
     16.4 Repricing – Executive Officers. Notwithstanding the above, no repricing shall be undertaken or effective for any Options held by any persons identified as executive officers of the Company pursuant to Item 401 of Regulation S-K (or any successor provision thereto) or as officers of the Company for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (collectively, “Executive Officers”).

M.D.C.	HOLDINGS, INC.

By:	/s/ Paris G. Reece III

Date: April 29, 2008